UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	October 1, 2003

Microfield Group, Inc.

(Exact name of registrant as specified in its charter

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 310, Portland, OR		97209

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(503) 419-3580

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 99.1

Item 2. Acquisition or Disposition of Assets.

On September 16, 2003, Microfield acquired Velagio, Inc., an Oregon corporation (“Velagio”), and Christenson Technology Services, Inc., an Oregon corporation (“CTS”) through mergers of these companies with two of Microfield’s wholly owned subsidiaries. The values of the mergers were determined based on a Microfield per share price of $0.24, which was the closing price for Microfield’s common stock at the close of trading on September 15, 2003.

Microfield’s acquisition of Velagio and CTS occurred in two separate transactions closing on the same day as follows:

Transaction 1: Pursuant to an Agreement and Plan of Merger dated September 15, 2003, which had as its parties Microfield, VSI Acquisition Co., an Oregon corporation, Velagio, Kurt A. Underwood and TSI Telecommunication Services, Inc., a Delaware corporation (“TSI”), Microfield issued 4,193,143 shares of its common stock and assumed 473,907 stock options in exchange for 100% of the outstanding common stock and common stock options of Velagio. Microfield’s wholly owned subsidiary VSI Acquisition Co. merged with and into Velagio. Mr. Underwood received 3,404,958 shares of Microfield common stock which constitutes 20.3% of the issued and outstanding shares of Microfield. TSI received 788,185 shares of common stock of Microfield which constitutes 4.7% of the issued and outstanding shares of Microfield. Mr. Underwood and TSI have placed 203,008 and 46,992 shares of common stock of Microfield, respectively, in escrow pursuant to the terms of an Indemnification Escrow Agreement dated September 15, 2003, attached hereto as an exhibit.

Transaction 2: Pursuant to an Agreement and Plan of Merger dated September 15, 2003, which had as its parties Microfield, CTS Acquisition Co., an Oregon corporation, CTS and Christenson Group LLC, an Oregon limited liability company, Microfield issued 4,193,142 shares of its common stock in exchange for 100% of the common stock of CTS. Microfield’s wholly owned subsidiary CTS Acquisition Co., merged with and into CTS. Christenson Group LLC was issued 4,193,142 shares of common stock of Microfield which constitutes 25% of the issued and outstanding shares of Microfield. Christenson Group has placed 250,000 of these shares in escrow pursuant to the terms of an Indemnification Escrow Agreement dated September 15, 2003, and attached hereto as an exhibit.

The description of these transactions contained herein are qualified in their entirety by reference to both of the Agreement and Plan of Mergers each dated September 15, 2003 and attached hereto as Exhibits 2.1 and 2.2, and incorporated herein by reference (“Merger Agreements”).

Mr. Underwood and Mr. Jesenik were appointed as directors by the board of directors of Microfield, pursuant to the terms of the Merger Agreements.

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Pursuant to the terms of the Merger Agreements, Mr. Underwood was also appointed President and Chief Executive Officer of Microfield. Mr. Wright, the former President and Chief Executive Officer of Microfield, was appointed the Chief Operating Officer.

The total issued and outstanding shares of common stock of Microfield on September 16, 2003 was 16,772,570 shares.

CTS provides installation and implementation of business information systems and electrical systems. Velagio provides business and information systems integration and development consulting. Microfield intends to continue the historic business of these two companies and expand their services to integrate its current product Internet Observation Systems® with the products and services provided by CTS and Velagio to provide one point of contact for consultation and implementation of business information systems.

Item 7. Financial Statements and Exhibits

(a) Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impractical for Microfield to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 1, 2003.

(b) Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impractical for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after October 1, 2003.

(c) Exhibits.

Exhibit 2.1 Agreement and Plan of Merger dated September 15, 2003, by and between Microfield Group, Inc., Christenson Technology Services, Inc., and Christenson Group LLC.

Exhibit 2.2 Agreement and Plan of Merger dated September 15, 2003 by and between Microfield Group, Inc., Velagio, Inc., Kurt A. Underwood, and TSI Telecommunication Services, Inc.

Exhibit 99.1 Indemnification Escrow Agreement dated September 15, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: October 1, 2003.

MICROFIELD GROUP, INC.

/s/ Kurt A. Underwood

Kurt A. Underwood, Chief Executive Officer and President

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Exhibit Index

2.1 Agreement and Plan of Merger dated September 15, 2003, by and between Microfield Group, Inc., CTS Acquisition Co., Christenson Technology Services, Inc. and Christenson Group LLC.

2.2 Agreement and Plan of Merger dated September 15, 2003, by and between Microfield Group, Inc., VSI Acquisition Co., Velagio, Inc., Kurt A. Underwood, and TSI Telecommunication Services, Inc.

99.1 Indemnification Escrow Agreement dated September 15, 2003.

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